UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 11, 2020
Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 PARK EAST DRIVE
WOONSOCKET, RHODE ISLAND 02895
(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SUMR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Explanatory Note

On May 12, 2020, Summer Infant, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the first quarter ended March 28, 2020, which was furnished as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company on the same date (the “Original Report”). The Company is filing this Amendment No. 1 to Current Report on Form 8-K to correct a table included in the press release entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.” Specifically, in the final row of the table, “Adjusted (loss) per diluted share (Non-GAAP),” the amounts provided inadvertently did not reflect the reverse stock split implemented by the Company in March 2020. A corrected version of the press release is furnished herewith as Exhibit 99.1. The Original Report is otherwise unchanged, and this correction does not impact any other information included in the Original Report.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

99.1	Press release dated May 12, 2020 (corrected).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: May 22, 2020	By:	/s/ Paul Francese
Paul Francese
Chief Financial Officer